Exhibit 4.1

OLD NATIONAL BANCORP

AND

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

First Indenture Supplement

Dated as of May 20, 2005

to

INDENTURE

Dated as of July 23, 1997

$50,000,000

5.00% Senior Notes due 2010

FIRST INDENTURE SUPPLEMENT

     FIRST INDENTURE SUPPLEMENT (the “First Indenture Supplement”), dated as of May 20, 2005, between OLD NATIONAL BANCORP, an Indiana corporation (herein referred to as the “Company,” which term includes its successors and assigns as provided in the Indenture hereinafter referred to), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (as successor to Bank One, NA), as trustee (herein referred to as the “Trustee,” which term includes its successors in trust thereunder as provided in the Indenture) under an Indenture, dated as of July 23, 1997, between the Company and the Trustee (the “Indenture”).

RECITALS

     WHEREAS, the Indenture provides for the issuance by the Company from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called “Securities”) in one or more fully registered series;

     WHEREAS, Section 901 of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

     WHEREAS, Section 301 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

     WHEREAS, the Company has duly authorized the issuance of up to $50,000,000 aggregate principal amount of 5.00% Senior Notes due 2010 (the “Notes”), a new series of Securities;

     WHEREAS, the Company, has duly authorized the execution and delivery of this First Indenture Supplement to supplement and amend in certain respects the Indenture insofar as it will apply to the Notes; and

     WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Indenture Supplement a valid agreement of the Company, in accordance with their and its terms.

     NOW THEREFORE:

     In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

1
First Indenture Supplement

ARTICLE I

DEFINITIONS

     SECTION 1.1 Unless the context otherwise requires, the terms defined in the Indenture shall, for all purposes of this First Indenture Supplement, have the meanings therein defined.

     SECTION 1.2 Unless the context otherwise requires, the terms defined in this First Indenture Supplement (including the preamble hereof) shall, for all purposes of the Indenture as supplemented and amended by this First Indenture Supplement, have the meanings herein defined.

     SECTION 1.3 The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this First Indenture Supplement.

ARTICLE II

THE NOTES

     SECTION 2.1 Designation of Notes; Establishment of Form.

     There shall be a series of Securities designated “5.00% Senior Notes due 2010” of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Indenture Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

     SECTION 2.2 Amount.

     The Notes shall be issued in an initial aggregate principal amount of $50,000,000; provided, however, that the Company may, without the consent of the Holders of Outstanding Notes, increase the principal amount of Notes then Outstanding by issuing additional Notes (“Additional Notes”) in the future on the same terms and conditions (including, without limitation, the right to receive accrued and unpaid interest), except for differences in the issue price and issue date of the Additional Notes, and with the same CUSIP number as the Notes then Outstanding. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. Any Additional Notes would rank equally and ratably with the Notes then Outstanding and shall be treated as a single series for all purposes hereunder and under the Indenture. From and after the issue date of any Additional Notes, any reference herein to “Notes” shall include such Additional Notes.

2
First Indenture Supplement

     SECTION 2.3 Terms of the Notes.

     The Notes shall have such other terms as set forth in the form thereof attached hereto as Annex A.

     SECTION 2.4 Execution and Authentication of the Notes.

     The first paragraph of Section 303 of the Indenture is, with respect to the Notes, amended and restated in its entirety and shall be as follows:

     The Securities shall be executed on behalf of the Company by its Chairman, its President, one of its Executive Vice Presidents or one of its Senior Vice Presidents, and attested by its Treasurer or Secretary. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer of the Company.

ARTICLE III

GOVERNING LAW

     Section 113 of the Indenture is, with respect to the Notes, amended and restated in its entirety and shall be as follows:

     This Indenture and the Securities and coupons, including the validity thereof, shall be governed by and construed in accordance with the laws of the State of New York.

ARTICLE IV

MISCELLANEOUS PROVISIONS

     SECTION 4.1 Integral Part.

     This First Indenture Supplement constitutes an integral part of the Indenture with respect to the Notes.

     SECTION 4.2 Adoption, Ratification and Confirmation.

     The Indenture, as supplemented and amended by this First Indenture Supplement, is in all respects hereby adopted, ratified and confirmed, and this First Indenture Supplement shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Indenture Supplement shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

     SECTION 4.3 Counterparts.

     This First Indenture Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

3
First Indenture Supplement

     SECTION 4.4 Governing Law.

     THIS FIRST INDENTURE SUPPLEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 4.5 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

     If and to the extent that any provision of this First Indenture Supplement limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, such Trust Indenture Act provision shall control.

     SECTION 4.6 Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 4.7 Severability of Provisions.

     In case any provision in this First Indenture Supplement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 4.8 Successors and Assigns.

     All covenants and agreements in this First Indenture Supplement by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

     SECTION 4.9 Benefit of Supplemental Indenture.

     Nothing in this First Indenture Supplement, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this First Indenture Supplement.

     SECTION 4.10 Acceptance by Trustee.

     The Trustee accepts the amendments to the Indenture effected by this First Indenture Supplement and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this First Indenture Supplement and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Indenture Supplement and the Trustee makes no representation with respect thereto.

4
First Indenture Supplement

     IN WITNESS WHEREOF, the parties hereto have caused this First Indenture Supplement to be duly executed as of the day and year first above written.

OLD NATIONAL BANCORP
By:	/s/ James C. Ryan III
James C. Ryan III
Senior Vice President and Treasurer

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Sharon McGrath
	Name:	Sharon McGrath
	Title:	Assistant Vice President

5
First Indenture Supplement

ANNEX A

THE NOTES (HEREINAFTER REFERRED TO) ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY INSURED DEPOSITARY INSTITUTION OR OTHER SUBSIDIARY OF THE COMPANY (HEREINAFTER REFERRED TO) AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No: 1		PRINCIPAL AMOUNT $50,000,000

CUSIP:
OLD NATIONAL BANCORP 5.00% NOTES DUE 2010

     Old National Bancorp, an Indiana corporation (herein called the “Company,” which term includes its successors and assigns as provided in the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIFTY MILLION DOLLARS ($50,000,000) on May 20, 2010 (the “Maturity Date”) at the office or agency of the Company referred to below, and to pay interest thereon from May 20, 2005, or from the most recent date to which interest has been paid or duly provided for, semi-annually on May 20 and November 20 of each year, commencing on November 20, 2005 (each, an “Interest Payment Date”), at the rate of 5.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date, will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 5 or November 5 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in such Indenture. Payment of the principal of and interest on this Note will be made at the Corporate Trust Office of the Trustee, or at such office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     This Note is one of the series of notes designated as “5.00% Senior Notes due 2010” (the “Notes”). Reference is hereby made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

     This Security shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OLD NATIONAL BANCORP
By:
Name:
Title:

Attest:
By
Name:
Title:

Dated: May  , 2005

CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

OLD NATIONAL BANCORP
5.00% SENIOR NOTES DUE 2010

     This Note is one of a duly authorized issue of Securities of the Company, designated as the Company’s “5.00% Senior Notes due 2010,” initially issued in an aggregate principal amount of $50,000,000, all issued and to be issued in one or more series under the indenture (as supplemented by the First Indenture Supplement thereto, dated as of May 20, 2005, between the Company and the Trustee, the “Indenture”), dated as of July 23, 1997, between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One NA), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     Additional Notes on terms and conditions identical to those of the Notes (except for any differences in the issue price and issue date) may be issued by the Company without the consent of the Holders of the Outstanding Notes in accordance with the provisions of the Indenture. Any Additional Notes shall rank equally and ratably with the Notes and shall be treated as a single series for all purposes under the Indenture.

     Interest on this Note payable on an Interest Payment Date will accrue from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, or from and including May 20, 2005 if no interest has been paid or duly provided for, to but excluding the applicable Interest Payment Date or Maturity Date, as the case may be. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, then the payment required to be made on such date will, instead, be made on the next succeeding Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable from and after such Interest Payment Date or Maturity Date, as the case may be. As used herein, the term “Business Day” means any day that is not a Saturday, Sunday or legal holiday on which banking institutions or trust companies in The City of New York are authorized or obligated by law or regulation to close.

     Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders).

     Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, and compliance by the Company with certain provisions of the Indenture and any past default under the Indenture (except a default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision which under the terms of the Indenture cannot be modified or amended without the consent of each Holder affected) may be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any

Holder, the parties to the Indenture may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

     The Notes are not subject to redemption by the Company prior to the Maturity Date or to repayment at the option of the Holder before that date, and are not entitled to any sinking fund.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee, or at such office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Beneficial interests in the Notes will be shown only on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Owners of beneficial interests in the Notes will not be entitled to receive Notes in definitive form and will not be considered Holders of Notes unless the Depository notifies the Company in writing that it is no longer willing, able or eligible to act as a depository and the Company does not appoint a successor depository within 90 days, or if the Company determines not to have the Notes represented by global Securities or an Event of Default has occurred and is continuing with respect to the Notes. In such circumstances, upon surrender by the Depository or a successor depository of the global Securities, Notes in definitive form will be issued to each beneficial owner of the related Notes in fully registered form without coupons, in minimum denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of the Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture, all indentures supplemental thereto and said Act for a statement of such terms.